                                                                        Exhibit (j)(2)

Independent Auditors' Consent

The Board of Directors

Ivy Funds

We consent to the use of our reports dated September 5, 2003 and November 7, 2003, incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "AUDITORS" AND "FINANCIAL STATEMENTS" in Part B of this Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

April 30, 2004